                                                                      EXHIBIT 11

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES
---------------------------------------------

COMPUTATION OF PER SHARE AMOUNTS
FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996, AND 1995
(in thousands, except share and per share amounts)
--------------------------------------------------------------------------------

                                                   1997       1996       1995
                                                 ---------  ---------  ---------
                                                 RESTATED   RESTATED   RESTATED
                                                 (Note 2)   (Note 2)   (Note 2)
PRIMARY:

  Net income                                      $   648    $   835    $12,148
                                                  =======    =======    =======

  Weighted average number of common shares         23,718     22,092     18,740

  Assumed number of shares issued from common
    share equivalents                                 249      1,293      2,290
                                                  -------    -------    -------

  Weighted average number of common and common
    equivalent shares                              23,967     23,385     21,030
                                                  -------    -------    -------

  Net income per share                            $  0.03    $  0.04    $  0.58
                                                  =======    =======    =======



FULLY DILUTED:

Net income                                        $   648    $   835    $12,148
                                                  =======    =======    =======

  Weighted average number of common shares         23,718     22,092     18,740

  Assumed number of shares issued from common
    share equivalents                                 320      1,300      2,427
                                                  -------    -------    -------

  Weighted average number of common and common
    equivalent shares                              24,038     23,392     21,167
                                                  -------    -------    -------

  Net income per share                            $  0.03    $  0.04    $  0.57
                                                  =======    =======    =======
